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                                                                   EXHIBIT 10.38

                      ASSIGNMENT AND MARKETING AGREEMENT

          This Assignment and Marketing Agreement (the "Agreement") is entered into as of the 13th day of April, 1999 by and between IntraLinks, Inc., a Delaware corporation with its principal place of business at 1372 Broadway, New York, NY 10018 ("IntraLinks") and Ernst & Young LLP, a Delaware limited liability partnership with its principal place of business at 787 Seventh Avenue, New York, NY 10019 ("E&Y").

          WHEREAS, IntraLinks offers a service whereby multiple parties to corporate transactions can share a secure Internet environment which can be used for document management and secure communications (the "Service");

          WHEREAS, the parties have entered into a Stock and Warrant Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), and related agreements, whereby E&Y will become a stockholder of IntraLinks, and, in connection with such transaction, E&Y has agreed to transfer the "DealSpace" service mark, domain name and related intellectual property rights to IntraLinks; and

          WHEREAS, E&Y wishes to market the Service to clients of E&Y and other third parties, and IntraLinks wishes to grant E&Y the right to market the Service.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.   ASSIGNMENT
     ----------

          (a) E&Y hereby grants, conveys, assigns, transfers and delivers to IntraLinks, effective on the Closing under the Stock Purchase Agreement, all right, title and interest of E&Y, including common law rights and all goodwill associated therewith, in and to the following to the extent they exist or in their current versions as of the date first written above (collectively, the "DealSpace Assets"):

               (i) the DealSpace trade name and service mark, including without limitation all rights under application Serial No. 75/494,109 for registration of such trade name and service mark filed in the U.S. Patent and Trademark Office on June 1, 1998 (the "Service Mark");

               (ii) the domain names registered with Network Solutions, Inc. ("NSI") listed on Exhibit A to this Agreement (the "Domain Names");
                  ---------

               (iii) the "DealSpace" graphical user interface for the Service as designed jointly by E&Y and IntraLinks, as well as the underlying source and object code that has been created to create such graphical user interface; and

               (iv) the documentation and related material as set forth in Exhibit B.
---------

          (b) In furtherance of the foregoing transfer of DealSpace Assets, at any time, and from time to time hereafter, E&Y shall, upon IntraLinks' written request, take any and all
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steps reasonably necessary, at IntraLinks' expense, to execute, acknowledge and deliver to IntraLinks any and all further instruments and assurances necessary in order to vest the rights set forth in Section 1(a) in IntraLinks, including but not limited to such documents as are necessary to effect the formal transfer of the Service Mark and the Domain Names to IntraLinks.

          (c) E&Y makes no warranties, either express or implied, with respect to the DealSpace Assets, including without limitation the warranty of merchantability, fitness for a particular purpose and non-infringement.

2.   MARKETING RIGHTS
     ----------------

          IntraLinks hereby authorizes E&Y to promote, market and advertise the Service for and on behalf of IntraLinks to clients and prospective clients of E&Y and to other third parties. In connection with such marketing activities, IntraLinks and E&Y agree that:

          (a) E&Y will have the right to introduce IntraLinks to potential users of the Service but will not have the right to bind IntraLinks to provide the Service to any third party;

          (b) IntraLinks will promptly provide E&Y with sufficient quantities of appropriate marketing materials, as reasonably requested by E&Y and at IntraLinks' expense, to use in its marketing activities and will cooperate with and support E&Y in following up with leads introduced to IntraLinks by E&Y.

          (c) IntraLinks grants to E&Y and E&Y hereby accepts the right to use IntraLinks' tradenames and trademarks, including without limitation "DealSpace," in connection with E&Y's promotion and marketing of the Service.

          (d) E&Y and IntraLinks will mutually agree upon (i) one or more references to E&Y to be included with the DealSpace name in connection with the Service and the marketing thereof, and (ii) the situations in which E&Y's name will be so included. Intralinks will not use E&Y's name in connection with marketing the Service or otherwise, without the prior written approval of E&Y.

          (e) So long as E&Y continues to market the Service, IntraLinks shall include in all of its client user agreements and end user agreements a provision, reasonably satisfactory to E&Y, disclaiming any liability on the part of E&Y in connection with its marketing and assistance in the marketing of the Service.

3.   INDEMNIFICATION
     ---------------

          (a) IntraLinks shall indemnify, defend and hold harmless E&Y and its affiliates and their respective partners, officers, directors, employees, agents, successors and assigns from and against any and all losses, damages, costs, expenses (including reasonable attorneys' fees) and liabilities (collectively, "Losses") and threatened Losses to the extent they arise from or in connection with:

               (i) any claim of infringement of any patent, copyright, trade mark, service mark or misappropriation of a trade secret with respect to any software, program, service

                                       2
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and/or other materials utilized in the past, present or future in connection with the Service, including without limitation the Service Mark; and

               (ii) performance or non-performance relating to the Service or alleged breach by IntraLinks or any IntraLinks employee of any obligation to a client or end user of the Service.

          (b)  E&Y shall give IntraLinks written notice of any claim under
Section 3(a) within a reasonable time upon notice of the same. In addition, E&Y shall cooperate with IntraLinks in the defense and/or settlement thereof. IntraLinks shall have an opportunity to assume control of such defense. No settlement may be made without the prior written consent of E&Y.

4.   NOTICES. All notices, requests, demands and other communications required
     -------
or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, postage prepaid, to a party at the address set forth below or such other address as a party last provided to the other by written notice.

If to E&Y:


          Ernst & Young LLP
          787 Seventh Avenue, 7th Floor
          New York, NY 10019
          Attention: Carolyn Buck Luce,
                     National Director of AABS Electronic Commerce

If to IntraLinks:


          IntraLinks, Inc.
          1372 Broadway, 12A
          New York, NY 10018
          Attention: Mark S. Adams, President

5.   GENERAL.
     -------

          (a)  Amendment, Modification and Waiver.  The failure of either party
               ----------------------------------
to enforce its rights or to require performance by the other party of any term or condition of this Agreement shall not be construed as a waiver of such rights or of its right to require future performance of that term or condition. Any amendment or modification of this Agreement or any waiver of any breach of any term or condition of this Agreement must be in a writing signed by both parties in order to be effective and shall not be construed as a waiver of any continuing or succeeding breach of such term or condition, a waiver of the term or condition itself or a waiver of any right under this Agreement.

          (b)  Governing Law.  This Agreement shall be governed and interpreted
               -------------
under the laws of the State of New York without regard to the conflicts of interest provisions thereof.

                                       3
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          (c) Headings.  Headings and captions are for convenience of reference
              --------
only and shall not be deemed to interpret, supersede or modify any provisions of this Agreement.

          (d) Severability.  In the event that any provision of this Agreement
              ------------
shall be determined by a court of competent jurisdiction to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          (e) Mediation/Arbitration:  Any controversy or claim arising out of or
              ---------------------
relating to this Agreement shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Exhibit C to this Agreement.
                                               ---------
Judgment on any arbitration award may be entered in any court having proper jurisdiction.

          (f) Entire Agreement.  Upon execution by both parties, this Agreement
              ----------------
shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all discussions, negotiations, agreements and past dealings, either oral or written, between or among the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first above written.

ERNST & YOUNG LLP                          INTRALINKS, INC.

By: ____________________________           By: ________________________________

Printed Name: __________________           Printed Name: ______________________

Title: _________________________           Title: _____________________________

                                       4
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STATE OF _____________________)
                              ) ss.:
COUNTY OF ____________________)

          On _______________________, 1999, before me, ________________________,
Notary Public, personally appeared ___________ of Ernst & Young LLP, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that by his signature on the instrument, executed the instrument on his own behalf.

WITNESS my hand and official seal.

                                            ____________________________________
                                                      Notary Public

                                            My Commission Expires:

                                            ____________________________________

                                       5
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                                   EXHIBIT A

                                 Domain Names

All domain names listed below that name registered by E&Y with Network Solutions, Inc.

DealSpace.com
DealSpace.net
DealSpace.org

CounselSpace.com
CounselSpace.net
CounselSpace.org

ActionSpace.com
ActionSpace.net
ActionSpace.org
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                                   EXHIBIT B

                          Documentation and Materials

Training Material

Marketing collateral

Help files
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                                   EXHIBIT C

                         Dispute Resolution Procedures

The following procedures shall be used to resolve any controversy or claim ("dispute") as provided in this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

MEDIATION

A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association ("AAA") or JAMS/Endispute at the request of a party. Any mediator so designated must be acceptable to all parties.

The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceeding relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.

ARBITRATION

If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in accordance with the procedures in this document and the Arbitration Rules for Professional Accounting and Related Services Disputes of the AAA ("AAA Rules"). In the event of a conflict, the provisions of this document will control.

The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.
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The arbitrators may not award non-monetary or equitable relief of any sort.
They shall have no power to award (i) damages inconsistent with the Agreement or
(ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

The result of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.